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                                                                   EXHIBIT 10.30

                              EMPLOYMENT AGREEMENT


            THIS AGREEMENT, made effective as of the 21st day of September, 1999, is between CARRIAGE SERVICES, INC., a Delaware corporation (the "Company"), and MARK GROENEMAN, a resident of Harris County, Texas (the "Employee").

            1. EMPLOYMENT TERM. The Company hereby employs the Employee for a term commencing effective January 1, 2000 and, subject to earlier termination as provided in Section 7 hereof, continuing for a period of five (5) years thereafter (such term being herein referred to as the "term of this Agreement"). The Employee agrees to accept such employment and to perform the services specified herein, all upon the terms and conditions hereinafter stated.

            2. DUTIES. The Employee shall serve the Company and shall report to, and be subject to the general direction and control of, such executive officers of the Company as may be from time to time designated by its Chief Executive Officer. Initially, that designated officer will be Frank Sessions, President of the Company's Sessions Training Group. The Employee shall perform the management and administrative duties of head of human resources for the Company. The Employee shall also serve as Vice President of Human Resources of any subsidiary of the Company as requested by the Company, and the Employee shall perform such other duties as are from time to time assigned to him by the Company and as are not inconsistent with the provisions hereof.

            3. EXTENT OF SERVICE. The Employee shall devote his full business time and attention to the business of the Company, and, except as may be specifically permitted by the Company, shall not be engaged in any other business activity during the term of this Agreement. The foregoing shall not be construed as preventing the Employee from making passive investments in other businesses or enterprises, provided, however, that such investments will not require services on the part of the Employee which would in any way impair the performance of his duties under this Agreement.

            4. COMPENSATION. During the term of this Agreement, the Company shall pay the Employee a salary of $10,833.33 per full calendar month of service completed, appropriately prorated for partial months at the commencement and end of the term of this Agreement. The Employee's base salary shall be reviewed at least annually, but any increase shall be in the Company's sole discretion. The salary set forth herein shall be payable in bi-weekly installments in accordance with the payroll policies of the Company in effect from time to time during the term of this Agreement. The Company shall have the right to deduct from any payment of all compensation to the Employee hereunder (x) any federal, state or local taxes required by law to be withheld with respect to such payments, and
(y) any other amounts specifically authorized to be withheld or deducted by the Employee.

            5. BENEFITS. In addition to the base salary under Section 4, the Employee shall be entitled to participate in the following benefits during the term of this Agreement:


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            (a) An annual discretionary bonus in an amount of up to 25% of the
      Employee's base salary set forth in Section 4, based upon the Employee's satisfaction of such performance criteria in each year during the term hereof as may be determined by the Company in its sole discretion and communicated in writing by the Chief Executive Officer. Such bonus shall be payable as soon as reasonably practicable following the expiration of each fiscal year of the Company, in cash, in options under the Plan referred to in paragraph (b) below on a formula to be determined, or in a combination thereof, as the parties may mutually agree.

            (b) Upon commencement of employment, the Company will award the Employee incentive stock options under the Company's 1995 Stock Incentive Plan (the "Plan") covering 15,000 shares of the Company's Class A Common Stock, having an exercise price equal to the closing price as of the trading day most recently ended prior to commencement of employment and being subject to a four-year vesting period (25% per year on the first through fourth anniversaries of the commencement date) conditioned on continued employment. Thereafter, the Employee shall remain eligible for consideration of additional discretionary stock options under the terms of the Plan.

            (c) The Employee may attend continuing education seminars as shall be reasonably necessary for the Employee to remain informed of developments in the human resources area, and the Company shall pay for the out-of-pocket fees and expenses for the Employee attending such seminars, subject to the Company's policies respecting such matters.

            (d) Paid vacation in a manner consistent with other executive-level employees of the Company similarly situated; and

            (e) Participation in the Company's group insurance program, and such other employee benefits as are available generally to executive-level employees of the Company similarly situated.

            (f) The Employee shall be reimbursed for all reasonable and necessary business expenses incurred by him in connection with his employment hereunder, subject to the Company's policies respecting such matters.

            6. CERTAIN ADDITIONAL MATTERS. The Employee agrees that at all times during the term of this Agreement and for the two-year period specified in
Section 8:

            (a) The Employee will not knowingly or intentionally do or say any act or thing which will or may impair, damage or destroy the goodwill and esteem for the Company of its suppliers, employees, patrons, customers and others who may at any time have or have had business relations with the Company.


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            (b) The Employee will not reveal to any third person any difference of opinion, if there be such at any time, between him and the management of the Company as to its personnel, policies or practices.

            (c) The Employee will not knowingly or intentionally do any act or thing detrimental to the Company or its business.

            7. TERMINATION.

            (a) DEATH. If the Employee dies during the term of this Agreement and while in the employ of the Company, this Agreement shall automatically terminate and the Company shall have no further obligation to the Employee or his estate except that the Company shall pay the Employee's estate that portion of the Employee's base salary under Section 4 accrued through the date on which the Employee's death occurred. Such payment of base salary to the Employee's estate shall be made in the same manner and at the same times as they would have been paid to the Employee had he not died. The foregoing shall not affect death benefits payable, or continuation health insurance coverage available to the employee's dependents, under the Company's employee benefit plans.

            (b) DISABILITY. If during the term of this Agreement, the Employee shall be prevented from performing his duties hereunder by reason of disability, and such disability shall continue for a period of six months, then the Company may terminate this Agreement at any time after the expiration of such six-month period. For purposes of this Agreement, the Employee shall be deemed to have become disabled when the Company, upon the advice of a qualified physician, shall have determined that the Employee has become physically or mentally incapable (excluding infrequent and temporary absences due to ordinary illness) of performing his duties under this Agreement. In the event of a termination pursuant to this paragraph (b), the Company shall be relieved of all its obligations under this Agreement, except that the Company shall pay to the Employee (or his estate in the event of his subsequent death) the Employee's base salary under Section 4 through the date on which such termination shall have occurred, reduced during such period by the amount of any benefits received under any disability policy maintained by the Company. All such payments to the Employee or his estate shall be made in the same manner and at the same times as they would have been paid to the Employee had he not become disabled.

            (c) DISCHARGE FOR CAUSE. Prior to the end of the term of this Agreement, the Company may discharge the Employee for Cause and terminate this Agreement. In such case this Agreement shall automatically terminate and the Company shall have no further obligation to the Employee or his estate other than to pay to the Employee (or his estate in the event of his subsequent death) that portion of the Employee's salary accrued through the date of termination. For purposes of this Agreement, the Company shall have "Cause" to discharge the Employee or terminate the Employee's employment hereunder upon (i) the Employee's commission of any felony or any other crime involving moral turpitude, (ii) the Employee's



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      failure or refusal to perform all of his duties, obligations and agreements herein contained or imposed by law, including his fiduciary duties, to the reasonable satisfaction of the Company, and the continuance of such failure after reasonable notice from the Company, (iii) the Employee's commission of acts amounting to gross negligence or willful misconduct to the material detriment of the Company, or (iv) the Employee's breach of any provision of this Agreement or uniformly applied provisions of the Company's employee handbook.

            (d) DISCHARGE WITHOUT CAUSE. Prior to the end of the term of this Agreement, the Company may discharge the Employee without Cause (as defined in paragraph (c) above) and terminate this Agreement. In such case this Agreement shall automatically terminate and the Company shall have no further obligation to the Employee or his estate other than to pay to the Employee or his estate in the event of his subsequent death the Employee's base salary under Section 4, and to continue to include the Employee in any group health and hospitalization insurance program on the same terms as other employees of the Company, through the date of termination and thereafter for a period ending on the later to occur of (i) the first anniversary of the date of discharge or (ii) the second anniversary of the date of this Agreement (but in no event past the expiration of the term specified in Section 1). All such payments to the Employee or his estate shall be made in the same manner and at the same times as they would have been paid to the Employee had he not been so discharged.

            8. RESTRICTIVE COVENANTS. If the employment of the Employee is terminated for any reason (including voluntary resignation), then the Employee agrees that for a period of two (2) years thereafter, he will not, directly or indirectly:

              (i) alone or for his own account, or as a partner, member, employee, advisor, or agent of any partnership or joint venture, or as a trustee, officer, director, shareholder, employee, advisor, or agent of any corporation, trust, or other business organization or entity, encourage, support, finance, be engaged in, interested in, or concerned with any business having an office or being conducted within a radius of fifty (50) miles of any funeral home or cemetery business owned or operated by the Company or any of its subsidiaries at the time of such termination, which business is directly or indirectly in competition with the business of the Company or any such subsidiary;

             (ii) induce or assist anyone in inducing in any way any employee of the Company or any of its subsidiaries to resign or sever his or her employment or to breach an employment contract with the Company or any such subsidiary; or

            (iii) own, manage, advise, encourage, support, finance, operate, join, control, or participate in the ownership, management, operation, or control of or be connected in any manner with any business which is or may be in the funeral, mortuary, crematory, cemetery or burial insurance business or in any business related thereto within a radius of fifty (50)



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      miles of any funeral home or cemetery business owned or operated by the
      Company or any of its subsidiaries at the time of such termination.

      The foregoing covenants shall not be held invalid or unenforceable because of the scope of the territory or actions subject hereto or restricted hereby, or the period of time within which such covenants respectively are operative, but the maximum territory, the action subject to such covenants and the period of time they are enforceable are subject to any determination by a final judgment of any court which has jurisdiction over the parties and subject matter.

            9. CONFIDENTIAL INFORMATION. The Employee acknowledges that in the course of his employment by the Company he will receive certain trade secrets, lists of customers, management methods, operating techniques, prospective acquisitions, employee lists, training manuals and procedures, personnel evaluation procedures, financial reports and other confidential information and knowledge concerning the business of the Company and its affiliates (hereinafter collectively referred to as "Information") which the Company desires to protect. The Employee understands that the Information is confidential and he agrees not to reveal the Information to anyone outside the Company so long as the confidential or secret nature of the Information shall continue. The Employee further agrees that he will at no time use the Information in competing with the Company. Upon termination of this Agreement, the Employee shall surrender to the Company all papers, documents, writings and other property produced by his or coming into his possession by or through his employment or relating to the Information and the Employee agrees that all such materials will at all times remain the property of the Company. The Employee further agrees to maintain as confidential, and to not disclose to any other person (including other employees of the Company), the terms of this Agreement (including the compensation and benefits described in Sections 4 and 5), except that such terms may be disclosed to the Company's payroll clerk responsible for paying the Employee's compensation, appropriate taxing authorities, and otherwise as authorized by the Company. The Employee acknowledges that a remedy at law for any breach or attempted breach of the foregoing provisions of this Section 9 or under Section 8 above will be inadequate, and agrees that the Company shall be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach.

            10 NOTICES. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be deemed to have been delivered on the date personally delivered or three business days after the date mailed, postage prepaid, by certified mail, return receipt requested, or when sent by telex or telecopy and receipt is confirmed, if addressed to the respective parties as follows:


      If to the Employee:           Mr. Mark Groeneman
                                    15007 Waybridge Drive
                                    Houston, Texas 77062



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      If to the Company:            Carriage Services, Inc.
                                    1300 Post Oak Boulevard, Suite 1500
                                    Houston, Texas 77056
                                    Attn: President

Either party hereto may designate a different address by providing written notice of such new address to the other party hereto.

            11 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such provision or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

            12 ASSIGNMENT. This Agreement may not be assigned by the Employee. Neither the Employee nor his estate shall have any right to commute, encumber or dispose of any right to receive payments hereunder, it being agreed that such payments and the right thereto are nonassignable and nontransferable.

            13 BINDING EFFECT. Subject to the provisions of Section 12 of this Agreement, this Agreement shall be binding upon and inure to the benefit of the parties hereto, the Employee's heirs and personal representatives, and the successors and assigns of the Company.

            14 CAPTIONS. The section and paragraph headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

            15 COMPLETE AGREEMENT. This Agreement represents the entire agreement between the parties concerning the subject hereof and supersedes all prior agreements and arrangements between the parties concerning the subject thereof.

            16 GOVERNING LAW. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Texas.

            17 COUNTERPARTS. This Agreement may be executed in multiple original counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            18 PRIOR EMPLOYMENT AGREEMENTS. The Employee represents that by the time of his commencement of employment hereunder, he will have fulfilled the terms of all preexisting employment, noncompetition and confidentiality agreements, and that his execution, delivery and performance of this Agreement does not and will not interfere or conflict with any such preexisting agreement.



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            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.



                                    CARRIAGE SERVICES, INC.



                                    By:
                                       ---------------------------------------
                                       Melvin C. Payne, CEO


                                       --------------------------------------
                                       MARK GROENEMAN



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